Exhibit 10(g)

                             JACOBSON STORES INC.

                          Management Incentive Plan
                          -------------------------

Senior management incentives are based on accomplishing the key goals of our business plan. Incentives are structured to strive for excellence.

The management incentive plan is designed to:

 o foster an awareness of the Company's objective of consistent, profitable operation.

 o motivate senior management to meet the shorter term needs of shareholders without sacrificing long-term profitability.

 o encourage senior management to "stretch" for higher levels of performance in the future.

 o establish target incentives for each participant so that each person is aware of what payout percentages can be expected with various levels of accomplishment.

 o  encourage retention of key employees.

The principal features of the plan include:

 o  participation limited to salaried officers of the Company.

 o specific performance criteria and weightings established at the beginning of the year for each participant. (at the most senior level, primary emphasis placed on corporate goal achievement; at the VP-Staff level, primary emphasis placed on individual goal achievement).

 o potential payout as a percent of the base salary of each participant as follows:

                                                   Threshold     Target     Maximum
                        % of target award                0%       100%         150%
              ---------------------------------------------------------------------
              Chairman/CEO/President                   0%           35%         52.2%
              Vice Chairman                            0            30          45
              EVP - Marketing & Stores                 0            30          45
              SVPs                                     0            25          37.5
              VP - Regional Director of Stores         0            20          30
              VP - DMM                                 0            20          30
              VP - Operations                          0            20          30
              VP - Staff Positions                     0            15          22.5


 o Threshold corporate performance criteria (announced at the beginning of the year) to be achieved before any payout is made under the plan.

                                                                    (3/26/98)